Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 29, 2018, which includes an explanatory paragraph as to the company’s ability to continue as going concern, with respect to the financial statements of Newgioco Group, Inc. as of December 31, 2017 and 2016 and for the years then ended. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

Pitagora Revisione S.r.l.

/s/ Roberto Seymandi

Turin, Italy

October 26, 2018